Exhibit (17)(f)

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Board of Directors

American Capital, Ltd.

Two Bethesda Metro Center

14th Floor

Bethesda, MD 20814

RE:                       Joint Proxy Statement of Ares Capital Corporation (“Ares”) and American Capital, Ltd. (the “Company”)/Prospectus of Ares (the “Joint Proxy Statement/Prospectus”) which forms part of Amendment No. 2 to the Registration Statement on Form N-14 of Ares (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 23, 2016, to the Board of Directors of the Company as Annex C to the Joint Proxy Statement/Prospectus included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement/Prospectus under the headings “Summary—American Capital’s Board of Directors Received Opinions From its Financial Advisors Regarding the Merger Consideration”, “Description of the Transactions—Background of the Transactions”, “Description of the Transactions—Reasons for the Transactions” and “Description of the Transactions—Opinions of Financial Advisors to the American Capital Board of Directors—Credit Suisse Securities (USA) LLC.”  The foregoing consent applies only to Amendment No. 2 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

CREDIT SUISSE SECURITIES (USA) LLC

By:                           /s/ CREDIT SUISSE SECURITIES (USA) LLC

Dated: October 13, 2016